                                                                    EXHIBIT 10.6

                                                               Execution Version

                    AMENDED AND RESTATED PPL SUPPLY GUARANTEE
                    -----------------------------------------

     THIS AMENDED AND RESTATED PPL SUPPLY GUARANTEE (this "Guarantee"), dated as
                                                           ---------
of July 17, 2001, is made by PPL ENERGY SUPPLY, LLC, a Delaware limited liability company (in such capacity, the "Guarantor") in favor of, Lessor (as
                                          ---------
hereinafter defined), individually and for the benefit of each of the other Beneficiaries (as hereinafter defined). Capitalized terms used but not otherwise defined in this Guarantee shall have the meanings set forth in Appendix 1 to the Participation Agreement (as defined below), and the rules of interpretation set forth in Appendix 1 shall apply to this Guarantee; provided, however, if any
                                                   --------  -------
term used in this Guarantee is defined in both the Participation Agreement and this Guarantee, then for purposes of this Guarantee only, the definition provided in this Guarantee shall control.

                              W I T N E S S E T H:

     WHEREAS, the parties thereto have entered into that certain Amended and Restated Participation Agreement, dated as of July 17, 2001 (as amended, supplemented or otherwise modified, the "Participation Agreement"), among PPL
                                         -----------------------
Large Scale Distributed Generation II, LLC, a Delaware limited liability company, as Lessee and Supervisory Agent (in either such capacity, "Lessee");
                                                                    ------
Large Scale Distributed Generation II Statutory Trust, a Connecticut statutory trust, as Lessor ("Lessor"); First Union National Bank, not in its individual
                   ------
capacity, except as expressly stated therein, but solely as Administrative Agent ("Administrative Agent"); the Persons named on Schedule I to the Participation
  --------------------
Agreement, as Certificate Holders; and the financial institutions named on
Schedule II to the Participation Agreement, as Lenders;

     WHEREAS, Guarantor executed and delivered the Original PPL Supply
Guarantee;

     WHEREAS, pursuant to Section 15.1 of the Original Guarantee, upon Guarantor entering into one of the revolving credit agreements contemplated by the Credit Agreement Term Sheet (as defined in the Original Guarantee), Guarantor is required, among other things, to enter into an amendment and restatement of the Original Guarantee to add the affirmative, negative and financial covenants and the representations and warranties contained in such credit agreement;

     WHEREAS, it is a condition precedent to the consummation by Participants of the transactions to be consummated on the Second Document Closing Date and each Advance Date that Guarantor agrees to execute and deliver this Guarantee;

     WHEREAS, it is in the best interests of Guarantor that the Second Document Closing Date and each Advance Date occur; and

     WHEREAS, this Guarantee, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Guarantor.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

     Section 1.     Applicable Guarantee. Guarantor hereby irrevocably and
                    --------------------
unconditionally guarantees to Lessor, individually and for the benefit of Administrative Agent (both individually and in its capacity as Administrative Agent), Trustee (both individually and in its capacity as Trustee), each Participant, each other Indemnitee, and each of the foregoing Persons respective successors and permitted assigns (Lessor, Administrative Agent, Trustee, each Participant, each other Indemnitee and each of their respective successors and assigns, individually a "Beneficiary" and collectively the "Beneficiaries") (a) the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and (b) the full and prompt performance of, all of the Liabilities (as hereinafter defined), including Interest, Yield and Fees on any such Liabilities, whether accruing before or after any bankruptcy or insolvency case or proceeding involving Lessee, Lessor, Trustee, any other PPL Group Member or any other Person and, if Interest, Yield or Fees on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such Interest, Yield and Fees as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by or on behalf of any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guarantee.

     The term "Liabilities", as used herein, shall mean all of the following
               -----------
(without duplication), in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: all Basic Rent, Supplemental Rent, Contingent Costs, Prepaid Rent, the Aggregate Permitted Asset Balance, the Asset Balance, each Lease Supplement Permitted Balance, each Lease Supplement Balance, Termination Payments, Aggregate C&A Recourse Amount, each Lease Supplement Recourse Amount, Aggregate RVG Amount, each Lease Supplement RVG Amount, Capitalized Costs, Claims, indemnity amounts, and all additional amounts and other sums at any time due and owing, including the amount required to be deposited into the Cash Collateral Account by Lessee pursuant to Section 3.8 of the Participation Agreement, and any other amount required to be paid to any Beneficiary, by Lessee under the terms of the Supervisory Agreement, the Lease or any other Operative Agreement and all other obligations to be performed by Lessee and all representations, warranties, covenants, undertakings and agreements of Lessee under the Participation Agreement, the Supervisory Agreement, the Lease or any other Operative Agreement (whether or not Lessee, Guarantor or any other Person shall be relieved or released from any and all liability or obligations under any thereof, except on account of the full and indefeasible payment and performance of all the Liabilities and full and strict compliance by Guarantor with all its obligations under this Guarantee or as provided for in Section 2.2 hereof). Reference to Lessee in this Guarantee shall be deemed to include Lessee both in its capacity as Lessee and in its capacity as Supervisory Agent under any of the Operative Agreements.

     In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guarantee would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account

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of the amount of its liability under this Guarantee, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Guarantor or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     Guarantor agrees that, if any Insolvency Event shall occur at a time when any of the Liabilities may not then be due and payable, Guarantor shall pay to Administrative Agent for the benefit of the Beneficiaries forthwith the full amount which would be payable hereunder by Guarantor if all Liabilities were then due and payable.

     Notwithstanding any modification, discharge or extension of any of the Liabilities or any amendment, modification, stay or cure of the rights or remedies of any Beneficiary which may occur in any bankruptcy or reorganization case or proceeding concerning Lessee, any other PPL Group Member or any other Person, whether permanent or temporary, and whether assented to by any Beneficiary, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Liabilities and to discharge its other obligations hereunder and under the Operative Agreements in accordance with the terms of the Operative Agreements and the terms of this Guarantee in effect on the date immediately prior to such case or proceeding (including the obligation to perform and pay the portion of the Liabilities consisting of or calculated upon Interest, Yield, Fees or Basic Rent accruing or that would have accrued after the commencement of such bankruptcy or reorganization case or proceeding). Guarantor understands and acknowledges that by virtue of this Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding concerning Lessee, any other PPL Group Member or any other Person.

     This Guarantee shall in all respects constitute an absolute and unconditional guaranty of payment (and not of collection) and performance, and shall remain in full force and effect until the full and indefeasible payment and performance of all of the Liabilities and all of the Guarantor's obligations hereunder (notwithstanding, without limitation, the dissolution of Guarantor, Lessee or any other PPL Group Member). The Liabilities and obligations of Guarantor hereunder may be enforced without the Beneficiaries (or Administrative Agent, on their behalf) being required to resort to any other right, remedy or security.


     Any or all of the following actions by Administrative Agent, on behalf of itself and the Beneficiaries, or any Beneficiary shall not affect the liability of Guarantor hereunder (whether or not notice of such action has been given to Guarantor): (a) retaining or obtaining a lien upon or a security interest in any property of Lessee, any PPL Group Member, any Lessee Person or any Affiliate of any of the foregoing to secure any of the Liabilities or any obligation hereunder; (b) retaining or obtaining the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities; (c) extending or renewing for one or more periods (regardless of whether longer than the original period), altering or exchanging any of the Liabilities; (d) releasing or compromising any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, Lessee) with respect to any of the Liabilities; (e) releasing or failing to perfect its lien upon or security interest in, or impairing, surrendering, releasing or permitting any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation

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hereunder, or extending or renewing for one or more periods (regardless of whether longer than the original period) or releasing, compromising, altering or exchanging any obligations of any nature of any obligor with respect to any such property; and (f) resorting to Guarantor for payment of any of the Liabilities, regardless of whether Administrative Agent or any other Person shall have resorted to PPL Corporation, as guarantor under the PPL Corporation Guarantee, any other Person or to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Guarantor).

     Section 2.     Guarantor's Obligations Unconditional.
                    -------------------------------------

     2.1 Guarantor's obligations hereunder are independent of the obligations of Lessee, any other PPL Group Member, or any other Person, and each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Liabilities or any security or other guaranty therefor. Such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and indefeasible payment and performance of all of the Liabilities and full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that Lessee, Guarantor, any Beneficiary or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor's obligations hereunder) (whether or not Guarantor, Lessee, any other PPL Group Member, or any other Person shall have any knowledge or notice thereof), including, without limitation:

          (a) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or any Operative Agreement or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Agreement or any of the parties to such agreements, or to the Assets or the other Collateral, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;

          (b) any failure, omission or delay on the part of Lessee, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in clause (a) above;
                                       ----------

          (c) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty (including the PPL Corporation Guarantee), right of offset or security referred to in clause (a) above or any obligation or liability of Lessee or any
               ----------
Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

          (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee, any other PPL Group Member, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;

          (e) except as provided in the second sentence of Section 2.2 hereof,
                                                           -----------
any limitation on the liability or obligations of any Person (including, without limitation, Lessee or any other PPL Group Member) under any Operative Agreement, the Liabilities, any collateral security for the Liabilities including the Assets and the other Collateral, or any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in clause (a) above or
                                                           ----------
any term of any thereof;

          (f) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Assets or the other Collateral by Lessee, any other PPL Group Member, or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee, any other PPL Group Member, or any other Person;


          (g) any merger or consolidation of Lessee, the Trust, Trustee, Guarantor or any other PPL Group Member into or with any other Person or any sale, lease or transfer of any of the assets of Lessee, the Trust, Trustee , Guarantor or any other PPL Group Member to any other Person;

          (h) any change in the ownership of any shares of capital stock of Lessee or Guarantor or any corporate change in or reorganization of Lessee or Guarantor;

          (i) any loan to or other transaction between any of the Beneficiaries and Guarantor, the Trust, Trustee, Lessee, or any other PPL Group Member;

          (j) any other occurrence or circumstance whatsoever (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor's obligations hereunder), whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor; or

          (k) any assignment or grant of a security interest by any Participant of such Participant's right, title and interest in its Certificate or Note or in the Collateral.

     2.2 The obligations of Guarantor set forth herein constitute full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Participation Agreement, any other Operative Agreement or any other document or agreement to the contrary. Notwithstanding the foregoing, Guarantor shall not be required to pay more under this Guarantee than Lessee is required to pay pursuant to the Operative Agreements, solely as a result of the application of a limitation on the recourse liability of Lessee as set forth at (i) Sections 3.2(c) or 3.4(c) of the Supervisory Agreement or Section 16.3 of the Participation Agreement to the extent Lessee's liability to make payment is limited to the Aggregate C&A Recourse Amount, the applicable Lease Supplement Recourse Amount or the Aggregate Permitted Asset Balance or (ii) if Lessee elects the Sale Option, Article XX of the Lease. Except as specifically stated in the immediately preceding sentence, the limitations set forth in the immediately preceding sentence will not effect or limit any of the other obligations of Guarantor under this Guarantee.

Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guarantee and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in clauses (a) through (k) of Section 2.1 hereof, or any
                           -----------         ---    -----------
right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment under any Operative Agreement, and notice of default or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of any Operative Agreement; (d) any right to the enforcement, assertion or exercise against Lessee or PPL Corporation of any right, power, privilege or remedy conferred in any Operative Agreement or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under any Operative Agreement; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Agreement or the Assets including the other Collateral or any other collateral and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

     2.3 Guarantor agrees that this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessee, or PPL Corporation as guarantor under the PPL Corporation Guarantee, is rescinded or must be otherwise restored by any Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     2.4 Guarantor further agrees that, without limiting the generality of this Guarantee, if an Event of Default shall have occurred and be continuing and any Beneficiary is prevented by Applicable Laws from exercising its remedies under the Operative Agreements (except where such Beneficiary is prevented from exercising its remedies due solely to such Beneficiary's own willful failure to perform, or willful breach of, any of such Beneficiary's obligations set forth in the Operative Agreements), such Beneficiary shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would otherwise have been due from Lessee had such remedies been exercised.

     Section 3.     Waiver of Subrogation. Guarantor hereby irrevocably waives
                    ---------------------
any claim or other rights which it may now or hereafter acquire against Lessee arising from the existence, payment, performance or enforcement of Guarantor's obligations under this Guarantee or any other Operative Agreement, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of any Beneficiary against Lessee or any property or assets now or hereafter constituting part of the Trust Estate, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Lessee directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid and performed in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to the Administrative Agent to be credited and applied pursuant to the terms of the Operative Agreements. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Participation Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

     Section 4.     Additional Waivers. Guarantor authorizes Administrative
                    ------------------
Agent and each Beneficiary, at its sole option, without notice or demand and without affecting the liability of Guarantor hereunder, to release and reconvey (with or without the receipt of any consideration) any lien against any or all real or personal property constituting security for the Liabilities, to foreclose any or all deeds of trust, mortgages, security agreements or other instruments or agreements by judicial or nonjudicial sale, and to exercise any other remedy against Lessee, any security or collateral or any other guarantor (including PPL Corporation under the PPL Corporation Guarantee), all without affecting the liability of Guarantor hereunder. Guarantor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property, and the failure of Guarantor to receive such notice shall not impair or affect Guarantor's liability hereunder.

     Section 5.     Reasonableness and Effect of Waivers. Guarantor warrants
                    ------------------------------------
and agrees that each of the waivers set forth in this Guarantee is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     Section 6.     Transfers by Beneficiaries. Each Beneficiary may, from time
                    --------------------------
to time, whether before or after any discontinuance of this Guarantee, at its sole discretion and without notice to or consent of Guarantor, assign or transfer any or all of the Liabilities or any interest therein, subject to
Article XII of the Participation Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guarantee, and each and every immediate and successive permitted assignee or permitted transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guarantee to the same extent as if such assignee or transferee were such Beneficiary.

     Section 7.     No Waiver by Beneficiaries. No delay in the exercise of any
                    --------------------------
right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon any Beneficiary except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary's rights or Guarantor's obligations under this Guarantee. For the purposes of this Guarantee, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of Lessee or anyone else, including any other PPL Group Member, to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder. Guarantor's obligations under this Guarantee shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor's obligations hereunder). Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guarantee.

     Section 8.     Successors and Assigns. This Guarantee shall be binding
                    ----------------------
upon Guarantor and upon Guarantor's successors and assigns; and all references herein to Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person.

     Section 9.     Severability. Wherever possible, each provision of this
                    ------------
Guarantee shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Guarantee shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     Section 10.    Notices. All notices, demands, declarations, consents,
                    -------
directions, approvals, instructions, requests and other communications required or permitted by this Guarantee shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in Section 15.3 of the Participation Agreement. The initial address for notices to Guarantor is set forth beneath its signature below.

     Section 11.    GOVERNING LAW. THIS GUARANTEE SHALL IN ALL RESPECTS BE
                    -------------
GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     Section 12.    Submission To Jurisdiction. (i) Guarantor hereby
                    --------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, and appellate courts from any thereof and, to the extent permitted by law, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guarantee;

          (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Guarantor at its address set forth on Schedule III to the Participation Agreement or at such other address of which the Administrative Agent shall have been notified by Guarantor in the same manner as provided in Section 15.3 of the Participation Agreement; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     Section 13.    Jury Trial. GUARANTOR HEREBY VOLUNTARILY AND INTENTIONALLY
                    ----------
WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OR DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF GUARANTOR, BENEFICIARIES AND ANY PARTY THERETO. GUARANTOR HEREBY AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 13 HAVE BEEN FULLY NEGOTIATED BY GUARANTOR AND

                   ----------
BENEFICIARIES AND SHALL BE SUBJECT TO NO EXCEPTIONS.

     Section 14.    Representations and Warranties of Guarantor. Guarantor
                    -------------------------------------------
hereby represents and warrants to each of the Participants, the Trust, Trustee and the Administrative Agent as of the Second Document Closing Date and each Advance Date (except with respect to the representations and warranties at
Section 14.12 and 14.13 which speak only as of the date of execution and
-------------     -----
delivery of this Guarantee) that:

     14.1  Status. The Guarantor is a limited liability company duly
           ------
organized, validly existing and in good standing under the laws of the State of Delaware and has the limited liability company authority to make and perform this Guarantee.

     14.2  Authority; No Conflict. The execution, delivery and performance
           ----------------------
by the Guarantor of this Guarantee have been duly authorized by all necessary limited liability company action and do not (i) violate any provision of law or regulation, or any decree, order, writ or judgment, (ii) violate any provision of its limited liability company agreement, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which the Guarantor is a party.


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     14.3  Legality; Etc. This Guarantee constitutes the legal, valid and
           -------------
binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except to the extent limited by (i) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other laws relating to or affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (ii) any applicable public policy on enforceability of provisions relating to contribution and indemnification.

     14.4  Financial Condition.
           -------------------

          (a)  Audited Financial Statements. The consolidated balance sheet of
               ----------------------------
the Guarantor's predecessors as of December 31, 2000 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to the Administrative Agent, fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor's predecessors as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b)  Material Adverse Change. Since December 31, 2000, there has been
               -----------------------
no change in the business, assets, financial condition or operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole, that would have a Material Adverse Effect.

     14.5  Rights to Properties. The Guarantor and its Restricted
           --------------------
Subsidiaries have good and valid fee, leasehold, easement or other right, title or interest in or to all the properties necessary to the conduct of their business as conducted on the date hereof and as presently proposed to be conducted, except to the extent the failure to have such rights or interests would not have a Material Adverse Effect.

     14.6  Litigation. Except as disclosed in Schedule 14.6 hereto, in the
           ----------                         -------------
financial statements provided pursuant to Section 14.4 or otherwise furnished in
                                          ------------
writing to the Administrative Agent, no litigation, arbitration or administrative proceeding against the Guarantor is pending or, to the Guarantor's knowledge, threatened, which, if determined adversely, would materially and adversely affect the ability of Guarantor to perform any of its obligations under this Guarantee. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Guarantor, threatened which questions the validity of this Guarantee.

     14.7  [Intentionally Omitted]

     14.8  ERISA. Each member of the ERISA Group has fulfilled its obligations
           -----
under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Material Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Material Plan, except where such failure to comply would not have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Material Plan, (ii) failed to make any contribution or payment to any Material Plan, or made any amendment to any Material Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability or liabilities (A) to the PBGC for premiums under Section 4007 of ERISA or (B) which individually or in the aggregate would not have a Material Adverse Effect.

     14.9  Governmental Approvals. No authorization, consent or approval from
           ----------------------
any Governmental Authority is required for the execution, delivery and performance by the Guarantor of this Guarantee, except such authorizations, consents and approvals as have been obtained prior to the Second Document Closing Date and are in full force and effect.

     14.10 Investment Company Act. The Guarantor is not an "investment company"
           ----------------------
within the meaning of the Investment Company Act of 1940, as amended.

     14.11 Public Utility Holding Company Act. The Guarantor is not a "holding
           ----------------------------------
company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     14.12 Subsidiaries, Etc. Set forth in Schedule 14.12 hereto is a complete
           -----------------
and correct list as of the Second Document Closing Date of the Restricted Subsidiaries of the Guarantor, together with, for each such Subsidiary, the jurisdiction of organization of such Subsidiary. Except as disclosed in Schedule
                                                                        --------
14.12 hereto, as of the Second Document Closing Date, (i) each such Subsidiary
-----
is a Wholly-Owned Subsidiary of the Guarantor and (ii) each such Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational powers to carry on its businesses as now conducted.

     14.13 Disclosure.
           ----------

          (a) Subject to the Disclosure Qualification, the written information that has been made available to the Administrative Agent and the Participants, (each such Person a "Relying Person") by the Guarantor or its officers or employees (the foregoing, collectively, "Representatives") prior to the Second Document Closing Date in connection with the entering into and performance of this Guarantee, taken as a whole and as modified or supplemented from time to time prior to the Second Document Closing Date, except to the extent the same is stated to be as of an earlier date, is true and correct on the date hereof and does not contain any untrue statement of fact or omit to state a fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made except to the extent any failure to be true and correct or any such omissions would not, in light of the circumstances under which such statements or omissions were made, have a Material Adverse Effect; provided, that the reference to factual information
                         --------
herein does not include any Financial Projections or other projections or forward-looking information; and provided, further, that such reference to factual information does not include copies of the appraisal and reports of the Independent Consultants referred to in clause (b).

          (b) The Guarantor has heretofore provided to ICF Consulting and S&W Consultants (the "Independent Consultants") solely in order to assist the Independent Consultants in connection with their market appraisal and engineering reports previously delivered to the Administrative Agent certain information regarding certain generation assets of the Guarantor and its Subsidiaries. All written factual and historical data provided to the

Independent Consultants was correct in light of the circumstances under which it was provided except to the extent that any failure to be correct would not have a Material Adverse Effect; provided, that, the Guarantor makes no representation or warranty as to any projections or other forward-looking information, including any Financial Projections, and the Guarantor takes no responsibility for the conclusions, or as to any projections or other forward-looking information, including any Financial Projections, of the Independent Consultants.

          The Guarantor is not obligated to supplement any information or projection or other materials referred to in this Section 14.13 after the Second
                                                  -------------
Document Closing Date.

     14.14 Tax Returns and Payments. The Guarantor and each of its Restricted
           ------------------------
Subsidiaries has filed or caused to be filed all Federal, state, local and foreign income tax returns required to have been filed by it and has paid or caused to be paid all income taxes shown to be due on such returns except income taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor or its Restricted Subsidiaries, as the case may be, shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP or that would not reasonably be expected to have a Material Adverse Effect.

     14.15 Compliance with Laws. To the knowledge of the Guarantor or any of its
           --------------------
Restricted Subsidiaries, the Guarantor and each of its Restricted Subsidiaries is in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (i) such compliance is being contested in good faith by appropriate proceedings or
(ii) non-compliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations under this Guarantee.

     14.16 No Default. No Default or Event of Default of the type described in
           ----------
Sections 16.1(s), (t), (u), (v), (w) and (x) or, with respect to the Guarantor, Sections 16.1(h), (l), (m) and (o) of the Participation Agreement, has occurred and is continuing.

     14.17 Environmental Matters.
           ---------------------

          (a)  Except (i) as disclosed in or contemplated by Schedule 14.6
                                                             -------------
hereto or in the financial statements provided pursuant to Section 15.1 or
                                                           ------------
otherwise furnished to the Administrative Agent in writing, or (ii) to the extent that the liabilities of the Guarantor and its Subsidiaries, taken as a whole, that relate to or could result from the matters referred to in clauses
(a) through (c), inclusive, would not reasonably be expected to result in a Material Adverse Effect, to the Guarantor's or any of its Subsidiaries' knowledge:

          (A) no notice, notification, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed nor is any investigation or review pending or threatened by any Governmental Authority or other entity with respect to any (i) alleged violation by the Guarantor or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by the Guarantor or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or
     (iii) generation, storage, treatment, disposal, transportation or release of Hazardous Substances;

          (B) no Hazardous Substance has been released (and no written notification of such release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Guarantor or any of its Subsidiaries; and

          (C) no property now or previously owned, leased or operated by the Guarantor or any of its Subsidiaries or any property to which the Guarantor or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Guarantor's or any of its Subsidiaries' knowledge, proposed for listing, on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up.

          (b) To the Guarantor's or any of its Subsidiaries' knowledge, there are no Environmental Liabilities that have resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c)  For purposes of this Section 14.17, the terms "the Guarantor" and
                                    -------------
"Subsidiary" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Guarantor or any of its Subsidiaries from the time such business or business entity became a Subsidiary of the Parent.

     Section 15.    General Covenants of Guarantor. Guarantor hereby covenants
                    ------------------------------
and agrees that it shall comply with the following provisions of this Section 15
                                                                      ----------
until all obligations of Guarantor hereunder and all other Liabilities have been indefeasibly paid and performed in full and so long as the Participation Agreement and the other Operative Agreements remain in effect:

     15.1  Information. The Guarantor will deliver or cause to be delivered
           -----------
to each of the Administrative Agent and the Participants:

          (a)  Annual Financial Statements. Within 120 days after the end of
               ---------------------------
each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis.

          (b)  Quarterly Financial Statements. Within 60 days after the end of
               ------------------------------
each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such fiscal quarter, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Guarantor; provided,
                                                                        ------
that, the financial statements required to be delivered pursuant to this Section
                                                                        -------
15.1(b) for the fiscal quarter ended March 31, 2001 shall be delivered no later

-------
than August 1, 2001.

          (c)  Officer's Certificate. Simultaneously with the delivery of each
               ---------------------
set of financial statements referred to in subsections (a) and (b) above, a certificate of the chief financial officer or chief accounting officer of the Guarantor, (i) setting forth in reasonable detail the calculations required to establish compliance with the requirements of Sections 15.13 and 15.14 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default of the type described in Sections 16.1(s), (t), (u), (v), (w) and (x) or, with respect to the Guarantor, Sections 16.1(h), (l), (m) and (o) of the Participation Agreement and, if any such Default or Event of Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto.

          (d)  Default. Forthwith upon acquiring knowledge of the occurrence of
               -------
any Default or Event of Default of the type described in Sections 16.1(s), (t),
(u), (v), (w) and (x) or, with respect to the Guarantor, Sections 16.1(h), (l),
(m) and (o) of the Participation Agreement, a certificate of the chief financial officer or chief accounting officer of the Guarantor setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto.

          (e)  Change in Guarantor's Ratings. Upon the chief executive officer,
               -----------------------------
the president, any vice president or any senior financial officer of the Guarantor obtaining knowledge of any change in Guarantor's Rating, a notice of such Guarantor's Rating in effect after giving effect to such change.

          (f)  Securities Laws Filing. Within 120 days after the end of each
               ----------------------
fiscal year, a copy of any Form 10-K Report to the SEC and within 60 days after
                                                   ---
the end of each of the first three quarters in each fiscal year, a copy of any Form 10-Q Report to the SEC, and promptly upon the filing thereof, any other filings with the SEC.

          (g)  ERISA Matters. If and when any member of the ERISA Group: (i)
               -------------
gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives, with respect to any Material Plan that is a Multiemployer Plan, notice of any complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Material Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a lien or the posting of a bond or other security, a copy of such notice, a certificate of the chief financial officer or chief accounting officer of the Guarantor setting forth details as to such occurrence and action, if any, which the Guarantor or applicable member of the ERISA Group is required or proposes to take.

          (h)  Other Information. From time to time such additional financial or
               -----------------
other information regarding the financial condition, results of operations, properties, assets or business of the Guarantor or of any of its Subsidiaries as Administrative Agent may reasonably request.

     15.2  Maintenance of Property; Insurance.
           ----------------------------------

          (a)  Maintenance of Properties. The Guarantor will keep, and will
               -------------------------
cause each of its Restricted Subsidiaries to keep, all property useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear, unless the Guarantor determines in good faith that the continued maintenance of any of such properties is no longer economically desirable and so long as the failure to so maintain such properties would not reasonably be expected to have a Material Adverse Effect.

          (b)  Insurance. The Guarantor will maintain, or cause to be
               ---------
maintained, insurance with financially sound (determined in the reasonable judgment of the Guarantor) and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Guarantor and its Restricted Subsidiaries operate.

     15.3  Conduct of Business and Maintenance of Existence. The Guarantor
           ------------------------------------------------
will (i) continue, and will cause each of its Restricted Subsidiaries to continue, to engage only in businesses of the same general type as now conducted by the Guarantor and its Subsidiaries and businesses related thereto or arising out of such businesses, except to the extent that the failure to maintain any existing business would not have a Material Adverse Effect and (ii) except as otherwise permitted in Section 15.9, preserve, renew and keep in full force and
                       ------------
effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective limited liability company (or other entity) existence and their respective rights, privileges and franchises necessary or material to the normal conduct of business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.


     15.4  Compliance with Laws, Etc. The Guarantor will comply, and will
           -------------------------
cause each of its Restricted Subsidiaries to comply, with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or (b) non-compliance could not reasonably be expected to have a Material Adverse Effect.

     15.5  Books and Records. The Guarantor (i) will keep, and will cause
           -----------------
each of its Restricted Subsidiaries to keep, proper books of record and account in conformity with GAAP and (ii) will permit representatives of the Administrative Agent and each of the Participants to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, any employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided, that, the rights created in this Section 15.5 to "visit",

                                                    ------------
"inspect", "discuss" and copy shall not extend to any matters which the Guarantor deems, in good faith, to be confidential, unless the Administrative Agent and any such Participant agree in writing to keep such matters confidential.

     15.6  [Intentionally Omitted]

     15.7  Receipt of Guarantor's Ratings. The Guarantor shall receive the
           ------------------------------
Guarantor's Rating no later than December 25, 2001.

     15.8  Restriction on Liens. The Guarantor will not, nor will it permit
           --------------------
any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Guarantor or any such Restricted Subsidiary (including, without limitation, their Voting Stock), except:

          (a) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (b) Liens imposed by law, such as carriers', landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variances and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property;

          (e) Liens existing on the Second Document Closing Date and described in Schedule 15.8 hereto;
   -------------

          (f) judgment Liens arising from judgments which secure payment of legal obligations that would not constitute a Default under Section 7.01 of the PPL Supply Credit Agreements as of the Closing Date;

          (g) any vendor's Liens, purchase money Liens or any other Lien on any property or asset acquired by the Guarantor or any of its Restricted Subsidiaries after the date hereof existing on any such property or asset at the time of acquisition thereof (and not created in anticipation thereof); provided,
                                                                       --------
that, in any such case no such Lien shall extend to or cover any other asset of the Guarantor or such Restricted Subsidiaries, as the case may be;

          (h) Liens, deposits and/or similar arrangements to secure the performance of bids, tenders or contracts (other than contracts for borrowed money), public or statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by the Guarantor or any of its Restricted Subsidiaries, including Liens to secure obligations under agreements relating to the purchase and sale of any commodity (including power purchase and sale agreements, any commodity hedge or derivative regardless of whether any such transaction is a "financial" or "physical transaction");

          (i) Liens on assets of the Guarantor and its Restricted Subsidiaries arising out of obligations or duties to any Governmental Authority with respect to any franchise, grant, license, permit or certificate;

          (j) rights reserved to or vested in any Governmental Authority to control or regulate any asset of the Guarantor or any of its Restricted Subsidiaries or to use such asset in a manner which does not materially impair the use of such asset for the purposes for which it is held by the Guarantor or any of its Restricted Subsidiaries;

          (k) irregularities in or deficiencies of title to any asset which do not materially adversely affect the use of such property by the Guarantor or any of its Restricted Subsidiaries in the normal course of its business;

          (l) any Lien on any property or asset of any corporation or other entity existing at the time such corporation or entity is acquired, merged or consolidated or amalgamated with or into the Guarantor or any of its Restricted Subsidiaries and not created in contemplation of such event;

          (m) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset; provided, that any such Lien attaches to such asset, solely to extent of the value of the obligation secured by such Lien, concurrently with or within 180 days after the acquisition, construction or improvement thereof;

          (n) any Liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to
Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property;

          (o) rights of lessees arising under leases entered into by the Guarantor or any of its Restricted Subsidiaries as lessor, in the ordinary course of business;

          (p) with respect to PPL Interstate Energy Company, any Liens other than Liens securing Debt of PPL Interstate Energy Company;

          (q) any Liens on or reservations with respect to governmental and other licenses, permits, franchises, consents and allowances; any Liens on patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

          (r) any Liens on automobiles, buses, trucks and other similar vehicles and movable equipment; marine equipment; airplanes, helicopters and other flight equipment; and parts, accessories and supplies used in connection with any of the foregoing;

          (s) any Liens on furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes;

          (t) Liens securing letters of credit entered into in the ordinary course of business;

          (u) Liens granted on the capital stock of Subsidiaries that are not Restricted Subsidiaries for the purpose of securing the obligations of such Subsidiaries;

          (v) Liens in addition to those permitted by clauses (a) through (u) on the property or assets of a Special Purpose Subsidiary arising in connection with the lease of such property or assets through one or more Synthetic Lease financings;

          (w) Liens by any Wholly-Owned Subsidiary of the Guarantor or any Restricted Subsidiary for the benefit of the Guarantor or any such Restricted Subsidiary;

          (x) Liens arising in respect of the Caribou Joint Venture; provided, that the aggregate value of the obligations secured by such Liens shall not at any time exceed $500,000,000;

          (y) Liens on property which is the subject of a Capital Lease Obligation designating the Guarantor or any of its Restricted Subsidiaries as lessee and all right, title and interest of the Guarantor or any of its Restricted Subsidiaries in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as a security; provided, that the aggregate fair market value of the obligations subject to
--------
such Liens shall not at any time exceed $500,000,000;

          (z) Liens on property which is the subject of one or more leases designating the Guarantor or any of its Restricted Subsidiaries as lessee and all right, title and interest of the Guarantor or any of its Restricted Subsidiaries in and to such property and in, to and under any such lease agreement, whether or not any such lease agreement is intended as a security;

          (aa) Liens arising out of the refinancing, extension, renewal or refunding of any Debt or other obligation secured by any Lien permitted by clauses (a) through (aa) of this Section; provided, that such Debt or other
                                          --------
obligation is not increased and is not secured by any additional assets; or

          (bb) other Liens on assets or property of the Guarantor or any of its Restricted Subsidiaries, other than Liens on the Voting Stock of the Guarantor in its Restricted Subsidiaries, so long as the aggregate value of the obligations secured by such Liens does not exceed the greater of $250,000,000 or 15% of the total consolidated assets of the Guarantor and its Consolidated Subsidiaries as of the most recent fiscal quarter of the Guarantor for which financial statements are available.

     15.9  Merger or Consolidation. The Guarantor will not merge with or
           -----------------------
into or consolidate with or into any other corporation or entity, unless (i) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default or Event Default, (ii) the surviving or resulting person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Guarantor under this Guarantee, (iii) substantially all of the consolidated assets and consolidated revenues of the surviving or resulting person, as the case may be, are anticipated to come from the utility or energy businesses and (iv) the surviving or resulting person, as the case may be, has senior long-term debt ratings from Moody's and S&P as available (or if the ratings of Moody's and S&P are not available, of such other rating agency as shall be acceptable to the Administrative Agent) at least equal to each Guarantor's Rating at the end of the fiscal quarter immediately preceding the effective date of such consolidation or merger. No Restricted Subsidiary will merge or consolidate with any other Person if such Restricted Subsidiary is not the surviving or resulting Person, unless such other Person is (a) the Guarantor or a successor of the Guarantor permitted hereunder or (b) any other Person which is a Wholly-Owned Restricted Subsidiary of the Guarantor or a successor of the Guarantor permitted hereunder and such merger or consolidation would not otherwise be prohibited as a result of the application of Section 15.17.
                                                          -------------

     15.10 Asset Sales. Except for the sale of assets required to be sold
           -----------
to conform with governmental requirements, the Guarantor shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 25% of the total assets of the Guarantor and its Consolidated Subsidiaries as of the beginning of the Guarantor's most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of
--------  -------
the 25% limitation specified above: (a) if any such Asset Sale is in the ordinary course of business of the Guarantor and its Subsidiaries; (b) if the assets subject to any such Asset Sale are worn out or are no longer useful or necessary in connection with the operation of the businesses of the Guarantor or its Subsidiaries; (c) if the assets subject to any such Asset Sale are being transferred to a Wholly-Owned Subsidiary of the Guarantor; (d) to the extent the assets subject to any such Asset Sale involve transfers of assets of or equity interests in connection with the Caribou Joint Venture; (e) if the proceeds from any such Asset Sale (i) are, within 12 months of such Asset Sale, invested or reinvested by the Guarantor or any Subsidiary in a Permitted Business, (ii) are used by the Guarantor or a Subsidiary to repay Debt of the Guarantor or such Subsidiary, or (iii) are retained by the Guarantor or its Subsidiaries; or (f) if, prior to any such Asset Sale, Moody's and S&P confirm the then current Guarantor Ratings after giving effect to any such Asset Sale; provided, however, that the forgoing provision shall not be deemed to permit an Asset Sale which would otherwise be prohibited as a result of the application of Section 15.17.
                                                                -------------

     15.11 Transactions with Affiliates. Neither the Guarantor nor any of its
           ----------------------------
Restricted Subsidiaries will enter into or permit to exist any arrangement or contract with any of their respective Affiliates unless such arrangement or contract (i) has been approved by a Governmental Authority or (ii) is fair and equitable to the Guarantor or its Restricted Subsidiaries, as the case may be, and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Guarantor or its Restricted Subsidiaries, as the case may be, with a Person which is not one of its Affiliates. In making any determination as to fairness, equity and prudence, effect shall be given to orders, rules or regulations of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Guarantor or its Subsidiaries.

     15.12 Restrictive Agreements. Except as set forth in Schedule 15.12, the
           ----------------------                         --------------
Guarantor will not permit any of its Restricted Subsidiaries to enter into or assume any agreement prohibiting or otherwise restricting the ability of any Restricted Subsidiary to pay dividends or other distributions on its respective equity and equity equivalents to the Guarantor or any of its Restricted Subsidiaries.

     15.13 Consolidated Debt to Consolidated Capitalization Ratio. The ratio of
           ------------------------------------------------------
Consolidated Debt of the Guarantor to Consolidated Capitalization of the Guarantor shall not exceed 65% at any time.

     15.14 Interest Coverage Ratio. The Guarantor's ratio of Consolidated EBITDA
           -----------------------
to Consolidated Interest Expense shall not be less than 2.0 to 1.0 for the four most recently ended consecutive fiscal quarters (except for the fiscal quarters ended June 30, 2001 and September 30, 2001, at the end of which such ratio shall be measured for the most recently ended consecutive two and three fiscal quarters, respectively) of the Guarantor (taken as a single accounting period).

     15.15 Indebtedness. The Guarantor will not permit any of its Restricted
           ------------
Subsidiaries to incur, create, assume or permit to exist any Debt of such Restricted Subsidiaries except:

          (a) Existing Debt and any extensions, renewals or refinancings thereof;

          (b)  Debt owing to the Guarantor or a Wholly-Owned Restricted
Subsidiary;

          (c) Debt incurred by either PPL Large Scale Distributed Generation, LLC or Lessee, in each case solely in respect of Synthetic Lease transactions; provided, that the Debt incurred with respect to any such Synthetic Lease transaction is nonrecourse to any other Restricted Subsidiary;

          (d)  Non-Recourse Debt; and

          (e) other Debt, the aggregate principal amount of which does not exceed $500,000,000 at any time.

     15.16 Certification. In accordance with Section 6.2(a) of the Participation
           -------------
Agreement, Guarantor acknowledges and agrees that the delivery of an Advance Request or the acceptance by the Lessee of the proceeds of any Advance shall be deemed a certification by Guarantor that the representations and warranties made by Guarantor in this Guarantee, in any certificate delivered pursuant to this Guarantee and in the Responsible Officer's Certificate delivered by Guarantor on the date hereof are true and correct in all material respects as of such date (except with respect to the representations and warranties at Section 14.12 and
                                                              -------------
14.13 which speak only as of the date of execution and delivery of this
-----
Guarantee).

     15.17 Ownership of Lessee. Guarantor will cause Lessee to do all things
           -------------------
necessary to preserve and keep in full force and effect its existence and, to the extent necessary to perform Lessee's obligations under the Operative Agreements, Lessee's rights, franchises and authority. At all times prior to the Expiration Date, Guarantor shall (i) own, directly or indirectly, and have the right to vote 100% of all the outstanding voting stock, membership or other equity interests of Lessee and at least 51% (unless such entity is Restricted Subsidiary, then 100%) of all of the outstanding voting stock, membership or other equity interests of each PPL Group Member which is a sublessee pursuant to clause (i)(x) of Article VI of the Lease or, so long as such Lease Supplement is in effect, an assignee of a Lease Supplement pursuant to clause (ii) of Article VI of the Lease (a "Participating PPL Group Member"), in each case determined on
                    ------------------------------
a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities or interests of Lessee or such Participating PPL Group Member, as applicable, that are convertible into or exercisable for voting stock, membership or other equity interests of Lessee or such Participating PPL Group Member, as applicable, (ii) possess such rights, directly or indirectly, as are necessary to exercise control over Lessee and each such Participating PPL Group Member, and (iii) be, or cause any of its Subsidiaries to be, the managing member of Lessee and, if any such Participating PPL Group Member is a limited liability company, such Participating PPL Group Member.

Notwithstanding the foregoing provisions of this Section 15, nothing in this
Section 15 shall be deemed to limit, modify or reduce Lessee's obligations and covenants set forth in the Participation Agreement, including at Article IX thereof, or any other Operative Agreement or Guarantor's obligations under this Guarantee with respect thereto.

     Section 16.    Acknowledgment. Guarantor hereby acknowledges and agrees
                    --------------
that Lessor has, pursuant to Section 7.4 of the Security Agreement, granted to the Administrative Agent a nonexclusive assignment of the right to enforce Lessor's rights under this Guarantee.

     Section 17.    Effectiveness. This Guarantee shall be effective on the
                    -------------
Second Document Closing Date, and upon such effective date, this Guarantee shall amend and completely restate and supersede the Original PPL Supply Guarantee.

     Section 18.    Certain Definitions. As used in this Guarantee, the
                    -------------------
following terms shall have the following meanings:

          "Asset Sale" shall mean any sale of any assets, including by way of
           ----------
the sale by the Guarantor or any of its Subsidiaries of equity interests in such Subsidiaries.

          "Capital Lease" means any lease of property which, in accordance with
           -------------
GAAP, should be capitalized on the lessee's balance sheet.

          "Capital Lease Obligations" means, with respect to any Person, all
           -------------------------
obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Caribou Joint Venture" means the transactions involving the
           ---------------------
contribution of certain assets related to, and interests in, the Martins Creek Units 1 and 2 generating facilities (including any associated common facilities), the Keystone and Conemaugh facilities, the Holtwood and Wallenpaupack facilities and the Griffith facilities to a Subsidiary of the Guarantor, and the financing and other transactions related thereto.

          "Closing Date" means the date not later than June 26, 2001 on which
           ------------
the Administrative Agent determines that the conditions specified in or pursuant to Section 4.01 to the PPL Supply Credit Agreements have been satisfied.

          "Consolidated Capitalization" shall mean the sum of, without
           ---------------------------
duplication, (A) the Consolidated Debt of the Guarantor, (B) the consolidated shareowners' equity (determined in accordance with GAAP) of the common, preference and preferred stockholders of the Guarantor and minority interests recorded on the Guarantor's consolidated financial statements (excluding therefrom the effect of all unrealized gains and losses reported under Financial Accounting Standards Board Statement No. 133 in connection with forward contracts, futures contracts or other derivatives or commodity hedging agreements for the future delivery of electricity or capacity), (C) up to an aggregate amount of $100,000,000 of Hybrid Preferred Securities and (D) up to an aggregate amount of $100,000,000 of Equity-Linked Securities, except that for purposes of calculating Consolidated Capitalization of the Guarantor, Consolidated Debt of the Guarantor shall exclude Non-Recourse Debt and Consolidated Capitalization of the Guarantor shall exclude that portion of shareholder equity attributable to assets securing Non-Recourse Debt.

          "Consolidated Debt" means the consolidated Debt of the Guarantor and
           -----------------
its Consolidated Subsidiaries (determined in accordance with GAAP), except that for purposes of this definition (a) Consolidated Debt of the Guarantor shall exclude Non-Recourse Debt and (b) Consolidated Debt of the Guarantor shall exclude (i) up to an aggregate amount of $100,000,000 of Hybrid Preferred Securities and (ii) up to an aggregate amount of $100,000,000 of Equity-Linked Securities.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period plus (in each case to the extent deducted in computing such Consolidated Net Income) (i) Consolidated Interest Expense, (ii) provisions for income taxes and (iii) provisions for depreciation and amortization (including amortization of goodwill).

          "Consolidated Interest Expense" means, for any period, the gross
           -----------------------------
interest expense (including, without limitation, that attributable to Capital Lease Obligations or a Synthetic Lease) of the Guarantor and its Consolidated Subsidiaries determined on a consolidated basis for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Guarantor with respect to Interest Rate Protection Agreements, but without giving effect to the write-off of expenses associated with the termination of Interest Rate Protection Agreements.

          "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
net loss) of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis for such period, excluding the effects of gains or losses on sales of assets (excluding sales of inventory in the ordinary course of business) and other non-cash extraordinary gains or losses.

          "Consolidated Subsidiary" means with respect to any Person at any date
           -----------------------
any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

          "Corporation" means a corporation, association, company, joint stock
           -----------
company, limited liability company, partnership or business trust.

          "Debt" of any Person means, without duplication, (i) all obligations
           ----
of such Person for borrowed money, (ii) all obligations of such Person with respect to deposits or advances of any kind, (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) all Guarantees by such Person of Debt of others, (v) all Capital Lease Obligations and Synthetic Leases of such Person, (vi) all obligations of such Person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof) and (vii) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances; provided, however, that "Debt" of such Person does not include (a)
             --------  -------
obligations of such Person under any installment sale, conditional sale or title retention agreement or any other agreement relating to obligations for the deferred purchase price of property or services (b) obligations under agreements relating to the purchase and sale of any commodity, including any power sale or purchase agreements, any commodity hedge or derivative (regardless of whether any such transaction is a "financial" or physical transaction), (c) any trade obligations or other obligations of such Person incurred in the ordinary course of business, (d) obligations of such Person under any lease agreement (including any lease intended as security) that is not a Capital Lease or a Synthetic Lease or (e) obligations associated with the Caribou Joint Venture.


          "Disclosure Qualification" means that (i) no representation, warranty
           ------------------------
or covenant is made with respect to any information concerning the Administrative Agent, any Participant any other lender or collateral agent, any direct or indirect members of, or any Affiliates or agents or other representatives of any of the foregoing, (ii) no representation, warranty or covenant is made with respect to the terms or effects of or any Person's (other than the Guarantor's) rights or obligations under any agreement or document and
(iii) any representation, warranty or covenant that is stated to be subject to the Disclosure Qualification in any materials provided to Participants is subject to the foregoing clauses (i) and (ii) and to the additional qualifications, assumptions and disclaimers set forth in such materials.

          "Environmental Laws" means any and all federal, state and local
           ------------------
statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or other written governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes.

          "Environmental Liabilities" means all liabilities (including
           -------------------------
anticipated compliance costs) in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Guarantor or any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to matters covered by Environmental Laws.

          "Equity-Linked Securities" means any securities of the Guarantor or
           ------------------------
any of its Subsidiaries which are convertible into, or exchangeable for, equity securities of the Guarantor, such Subsidiary or PPL Corporation, including any securities issued by any of such Persons which are pledged to secure any obligation of any holder to purchase equity securities of the Guarantor, any of its Subsidiaries or PPL Corporation.

          "ERISA Group" means the Guarantor and all members of a controlled
           -----------
group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

          "Existing Debt" means the Debt listed on Schedule 6.15 to the PPL
           -------------
Supply Credit Agreements as of the Closing Date.

          "Existing Letters of Credit" means the letters of credit listed in
           --------------------------
Schedule 3.01 to the PPL Supply Credit Agreements as of the Closing Date, and "Existing Letter of Credit" means any one of them.

          "Financial Projections" means (a) any forward looking statement
           ---------------------
(within the meaning of the Securities Act of 1933 and the rules and regulations thereunder) and (b) any "prospective financial statement, financial forecast or financial projection" (as defined in guidelines published by the American Institute of Certified Public Accountants).

          "Governmental Authority" means any federal, state or local government,
           ----------------------
authority, agency, central bank, quasi-governmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

          "Guarantee" of or by any person means any obligation, contingent or
           ---------
otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Debt of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Debt, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided,
                                                                      --------
however, that the term Guarantee shall not include endorsements for collection
-------
or deposit in the ordinary course of business.

          "Guarantor's Rating" means the senior unsecured long-term debt rating
           ------------------
of the Guarantor from Moody's or S&P.

          "Hazardous Substances" means any toxic, caustic or otherwise hazardous
           --------------------
substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Hybrid Preferred Securities" means any trust preferred securities, or
           ---------------------------
deferrable interest subordinated debt with a maturity of at least 20 years, in each case similar to PPL Electric Utilities Corporation's existing Trust Preferred Securities (TOPrS), issued by the Guarantor, or any business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by the Guarantor or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of the Guarantor or a Subsidiary of the Guarantor, as the case may be, and (B) payments made from time to time on the subordinated debt.

          "Interest Rate Protection Agreements" means any agreement providing
           -----------------------------------
for an interest rate swap, cap or collar, or any other financial agreement designed to protect against fluctuations in interest rates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended, or any successor statute.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance intended to confer or having the effect of conferring upon a creditor a preferential interest.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U.

          "Material Adverse Effect" means (x) any material adverse effect upon
           -----------------------
the business, assets, financial condition or operations of the Guarantor or the Guarantor and its Subsidiaries, taken as a whole; (y) a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee or (z) a material adverse effect on the validity or enforceability of this Guarantee.

          "Material Plan" means at any time a Plan or Plans having aggregate
           -------------
Unfunded Liabilities in excess of $5,000,000.

          "Moody's" means Moody's Investors Service, Inc., a Delaware
           -------
corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Guarantor and the Administrative Agent may select.

          "Multiemployer Plan" means at any time an employee pension benefit
           ------------------
plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Non-Recourse Debt" shall mean Debt that is nonrecourse to the
           -----------------
Guarantor or any Restricted Subsidiary.

          "Parent" means PPL Corporation, a Pennsylvania corporation, and its
           ------
successors.

          "Permitted Business" with respect to any Person means a business that
           ------------------
is the same or similar to the business of the Guarantor or any Subsidiary as of the date hereof, or any business reasonably related thereto.

          "Plan" means at any time an employee pension benefit plan (including a
           ----
Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "PPL Supply Credit Agreements" means the $600,000,000 364-Day Credit
           ----------------------------
Agreement and $500,000,000 3 Year Credit Agreement, both dated as of June 26, 2001, among PPL Energy Supply, LLC, the Lenders from time to time party thereto, First Union National Bank, as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent, and Barclays Bank PLC, Westdeutsche Landesbank Girozentrale, New York Branch and Bank One, N.A., as Documentation Agents.

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
Federal Reserve System, as amended, or any successor regulation.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System, as amended, or any successor regulation.

          "Restricted Subsidiary" means each Subsidiary listed on Schedule 14.12
           ---------------------
and each other Subsidiary designated by the Guarantor as a "Restricted Subsidiary" in writing to the Administrative Agent; provided, that, each Restricted Subsidiary shall be a direct Wholly-Owned Subsidiary of the Guarantor or a Restricted Subsidiary.

          "Special Purpose Subsidiary" means any Wholly-Owned Subsidiary
           --------------------------
(regardless of the form of organization) of the Guarantor formed solely for the purpose of, and which engages in no other activities except those necessary for, effecting financings related to Synthetic Leases.

          "Subsidiary" means, any Corporation a majority of the outstanding
           ----------
Voting Stock of which is owned, directly or indirectly, by the Guarantor or one or more other Subsidiaries of the Guarantor.

          "Synthetic Lease" means any synthetic lease, tax retention operating
           ---------------
lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

          "Unfunded Liabilities" means, with respect to any Plan at any time,
           --------------------
the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Voting Stock" means stock (or other interests) of a Corporation
           ------------
having ordinary voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Wholly-Owned Subsidiary" means, with respect to any Person at any
           -----------------------
date, any Subsidiary of such Person all of the Voting Stock of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

                                        PPL ENERGY SUPPLY, LLC,
                                        a Delaware limited liability company


                                        By:  /s/ James E. Abel
                                           ------------------------------------
                                        Name:  James E. Abel
                                             ----------------------------------
                                        Title:  Treasurer
                                              ---------------------------------

                                        Address:
                                                -------------------------------

                                                -------------------------------

                                        Attention:
                                                  -----------------------------

                                  SCHEDULE 14.6

                                LITIGATION, ETC.

Litigation, arbitration and administrative proceedings disclosed in or contemplated by the Parent's Annual Report on Form 10-K to the SEC for the Year Ended, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since January 1, 2001.

                                 SCHEDULE 14.12

                             RESTRICTED SUBSIDIARIES

RESTRICTED SUBSIDIARY                             JURISDICTION OF ORGANIZATION
---------------------                             ----------------------------

PPL Generation, LLC                                       Delaware
PPL Montana Holdings, LLC                                 Delaware
PPL Montana, LLC                                          Delaware
PPL Martins Creek, LLC                                    Delaware
PPL Brunner Island, LLC                                   Delaware
PPL Montour, LLC                                          Delaware
PPL Susquehanna, LLC                                      Delaware
PPL Wallingford LLC                                      Connecticut
PPL Southwest Generation Holdings, LLC                    Delaware
PPL Interstate Energy Company (corporation)               Delaware
PPL Holtwood, LLC                                         Delaware
PPL Maine, LLC                                            Delaware
PPL EnergyPlus, LLC                                     Pennsylvania
PPL Global, LLC                                           Delaware
PPL Large Scale Distributed Generation, LLC               Delaware
PPL Large Scale Distributed Generation II, LLC            Delaware
PPL Investment Corporation                                Delaware

                                  SCHEDULE 15.8


                                 EXISTING LIENS

1. PPL Montana, LLC and PPL Montana Holdings, LLC: Liens in favor of Citicorp relating to an environmental wireless network for Colstrip, the value of the obligations secured by such Lien being approximately $20,000, and Liens associated with pending transactions with Citicorp North America, Inc. to provide financing of a Honeywell plant simulator, the value of the obligations secured by such Lien being approximately $810,000, and a telephone system, the value of the obligations secured by such Lien being approximately $275,000, for Colstrip.

                                 SCHEDULE 15.12

                             RESTRICTIVE AGREEMENTS

1. PPL Montana, LLC and PPL Montana Holdings, LLC: Restrictions on the payment of dividends and similar distributions contained in the PPL Montana, LLC's $150 million 364-Day Revolving Credit Facility (Tack-On Facility) with Chase/J.P. Morgan and other Lenders named therein and the PPL Montana, LLC's $100 million Three-Year Working Capital Facility with Chase/J.P. Morgan and other Lenders named therein; and restrictions arising in connection with the pass-through certificates, lessor notes and other lease obligations relating to PPL Montana's leases relating to the Colstrip Facility.

2.   Restrictions arising in connection with the Caribou Joint Venture.